                                                                       EXHIBIT 5


                       B A S S, B E R R Y & S I M S P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW


    KNOXVILLE OFFICE:            2700 FIRST AMERICAN CENTER                 MEMPHIS OFFICE:
  1700 RIVERVIEW TOWER         NASHVILLE, TENNESSEE 37238-2700         THE TOWER AT PEABODY PLACE
KNOXVILLE, TN 37901-1509               (615) 742-6200                 100 PEABODY PLACE, SUITE 950
     (423) 521-6200                   www.bassberry.com                  MEMPHIS, TN 38103-2625
                                                                             (901) 543-5900



                                January 13, 2000




American Retirement Corporation
111 Westwood Place, Suite 402
Brentwood, Tennessee 37027

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 1997 Stock Incentive Plan, as amended (the "Plan"), filed by you with the Securities and Exchange Commission covering 853,812 additional shares of the Company's common stock (the "Common Stock") issuable pursuant to the Plan. In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Common Stock, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,



                                       /s/ Bass, Berry & Sims PLC